PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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C.H. ROBINSON WORLDWIDE, INC.

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8100 Mitchell Road

Eden Prairie, Minnesota 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 6, 2003

TO THE STOCKHOLDERS OF C.H. ROBINSON WORLDWIDE, INC.:

Notice is hereby given that the Annual Meeting of Stockholders of C.H. Robinson Worldwide, Inc. (the “Company”) will be held on Tuesday, May 6, 2003 at 9:00 a.m., local time, at the executive offices of the Company located at 8100 Mitchell Road, Eden Prairie, Minnesota, for the following purposes:

1.	To elect two directors to serve for three-year terms or until their respective successors are elected and qualified;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of record of the Company’s Common Stock as of the close of business on March 21, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone or via the Internet as indicated on the proxy. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

By Order of the Board of Directors

Owen P. Gleason Secretary

April 4, 2003

C.H. ROBINSON WORLDWIDE, INC.

8100 Mitchell Road

Eden Prairie, Minnesota 55344

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

May 6, 2003

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of C.H. Robinson Worldwide, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 6, 2003, at 9:00 a.m., local time, at the executive offices of the Company located at 8100 Mitchell Road, Eden Prairie, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company’s Annual Report to Stockholders commencing on or about April 4, 2003.

Only stockholders of record of the Common Stock, par value $0.10 per share, of the Company (the “Common Stock”) at the close of business on March 21, 2003 will be entitled to vote at the Annual Meeting. As of that date, approximately 84,577,327 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

Shares of the Company’s Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by the stockholder. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, and FOR the ratification of Deloitte & Touche LLP as the Company’s independent auditors. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy’s authority, by submitting a duly executed proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

The Company did not receive written notice of any stockholder proposal prior to January 31, 2003 as required by the Company’s Bylaws, and as of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. John P. Wiehoff and Gerald A. Schwalbach are directors in the class whose term expires at the Annual Meeting. Greg Goven is also a director in the class whose term expires at the Annual Meeting. Mr. Goven retired as Senior Vice President of the Company in December 2002, and has decided to retire as a director to pursue other ventures. The Board of Directors has determined to decrease the size of the Board to seven members. Following the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has nominated Messrs. Wiehoff and Schwalbach for election to the Board of Directors at the Annual Meeting for terms of three years, and each has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. D.R. Verdoorn and Barry W. Butzow serve in the class whose term expires in 2004, and Robert Ezrilov, Wayne M. Fortun and Brian P. Short serve in the class whose term expires in 2005. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director.

The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. Wiehoff and Schwalbach, unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

Information concerning the incumbent directors is set forth below.

Gerald A. Schwalbach (Nominee with new term expiring in 2006)

Gerald A. Schwalbach, 58 years old, has been a director of the Company since 1997. He is currently Chairman of the Board of Two S Properties, Inc., Superior Storage I, LLC, and related companies, all of which are engaged in the real estate business. From 1985 to June 1996, Mr. Schwalbach served as Executive Vice President of Jacobs Management, Inc., a management corporation. From 1996 to March 1997, he served as Executive Vice President of IMR General, Inc., an affiliate of Jacobs Management, Inc. Prior to joining Jacobs Management, Inc., Mr. Schwalbach was a tax partner with Arthur Andersen LLP. He was director of Delta Beverage Group, Inc., a beverage bottler and distributor from 1988 to 1999. In 1998, he became a director of BORN Information Services, Inc., a computer consulting firm. In 1999, he became a director of TCF Financial Corporation, a bank holding company. He was a director of TCF National Bank Minnesota in 1998, a subsidiary of TCF Financial Corporation. He graduated from Mankato State University in 1966 with a Bachelor of Arts degree.

John P. Wiehoff (Nominee with new term expiring in 2006)

John P. Wiehoff, 41 years old, has been Chief Executive Officer since May 2002, President of the Company since December 1999 and a director since December 2001. Previous positions with the Company include Senior Vice President from October 1998, Chief Financial Officer from July 1998 to December 1999, Treasurer from August 1997 to July 1998, and Corporate Controller from 1992 to July 1998. Prior to that, Mr. Wiehoff was employed by Arthur Andersen LLP. He holds a Bachelor of Science degree from St. John’s University.

D.R. Verdoorn (Term expires in 2004)

D.R. Verdoorn, 64 years old, has been a director of the Company since 1975 and Chairman of the Board since 1998. Mr. Verdoorn was Chief Executive Officer of the Company from 1977 until May 2002 and President from 1977 until December 1999. He has been with the Company since 1963. He has served on the Boards of Directors of United Fresh Fruit and Vegetable Association and the Produce Marketing Association. Since October 2000, Mr. Verdoorn has been a director of G&K Services, Inc., a provider of corporate identity apparel programs and facility services. Mr. Verdoorn attended Central College in Pella, Iowa.

Barry W. Butzow (Term expires in 2004)

Barry W. Butzow, 56 years old, has been a Vice President of the Company since 1984 and a director since 1986. In October 1998, he was named a Senior Vice President. He began employment with the Company in 1969. Mr. Butzow holds a Bachelor of Arts degree from Moorhead State University.

Robert Ezrilov (Term expires in 2005)

Robert Ezrilov, 58 years old, has been a director of the Company since 1995. Currently, Mr. Ezrilov is an independent consultant. From July 1997 to April 2001, he was President of Metacom, Inc., a company that sold prerecorded music on interactive displays. From April 1995 to July 1997, Mr. Ezrilov was self-employed as a business consultant. Prior to that, he was a partner with Arthur Andersen LLP, which he joined in 1966 subsequent to his obtaining a BSB degree at the University of Minnesota. Mr. Ezrilov also serves on the Board of Directors of Zomax, Inc. (a turnkey provider of CDs and cassettes), Christopher & Banks, Inc. (an apparel retailer), and as an advisory board member to Holiday Companies (a group of related companies engaged in retailing and sporting goods, general merchandise and petroleum products) and L&M Radiator (a replaceable core radiator manufacturer).

Wayne M. Fortun (Term expires in 2005)

Wayne M. Fortun, 53 years old, has been a director of the Company since July 2001. He is President and Chief Executive Officer of Hutchinson Technology, Inc., a world leader in precision manufacturing of suspension assemblies for disk drives. Mr. Fortun joined Hutchinson Technology, Inc. in 1975 and until 1983, he held various positions in engineering, marketing, and operations. In 1983, he was elected Director, President and Chief Operating Officer of Hutchinson Technology, Inc., and in May 1996, he was appointed its Chief Executive Officer. Mr. Fortun also serves on the Board of Directors of G&K Services, Inc. and Hutchinson Area Health Care.

Brian P. Short (Term expires in 2005)

Brian P. Short, 52 years old, has been a director of the Company since December 2002. He is Chief Executive Officer of Leamington Co., a holding company with interests in transportation, community banking, agricultural production and real estate. Leamington operates Admiral Merchants Motor Freight, Inc., St. Paul Flight Center, Inc., First Farmers & Merchants Banks, Municipal Parking, Inc. and Benson Parking Services, Inc. Mr. Short also serves as a legal mediator and previously served as a United States Magistrate. Mr. Short’s community service has included service on the Board of Directors of Catholic Charities, St. Joseph’s Home for Children, Saint Thomas Academy, University of St. Thomas School of Law and William Mitchell College of Law. Mr. Short has an undergraduate degree in economics from the University of Notre Dame and is also a graduate of its law school.

The Board of Directors recommends a vote FOR the election of Messrs. Wiehoff and Schwalbach as directors of the Company.

Meetings and Committees of the Board of Directors

During 2002, the Board of Directors held five meetings. Each director holding office during the year attended 100% of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and committees of the Board on which he served. The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, which are described below.

The Audit Committee is comprised of Messrs. Ezrilov, Schwalbach and Fortun. All members are “independent” under applicable NASDAQ listing standards. The Audit Committee has the sole authority to appoint, review and discharge our independent auditors. In addition, the Audit Committee is responsible for (1) reviewing the scope, results, timing and costs of the audit with the Company’s independent auditors and reviewing the results of the annual audit examination and any accompanying management letters, (2) assessing the independence of the outside auditors, (3) reviewing and approving in advance the services provided by the independent auditors, (4) overseeing the internal audit function, and (5) reviewing the Company’s significant accounting policies and the adequacy of the Company’s internal controls and procedures. In March 2003, the Board of Directors adopted a restated written charter for the Audit Committee which is attached as Exhibit A to this Proxy Statement. The Audit Committee held six meetings during 2002.

The Nominating and Corporate Governance Committee (formerly known as the Nominating Committee) is comprised of Messrs. Ezrilov, Schwalbach and Fortun. All members are “independent” under applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee is responsible for (1) identifying and recommending candidates for membership in the Board of Directors, (2) adopting and revising the Company’s Corporate Governance Guidelines, (3) leading the Board of Directors in its annual review of the Board’s and the Chief Executive Officer’s performance, and (4) recommending director nominees for Board committees. With respect to Board of Director nominees, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders that are submitted in accordance with the Company’s bylaws. The Nominating and Corporate Governance Committee held two meetings during 2002.

The Compensation Committee is comprised of Messrs. Ezrilov, Schwalbach and Fortun. All members are “independent” under applicable NASDAQ listing standards. The Compensation Committee is responsible for (1) reviewing corporate performance and determining the compensation and benefits for the Chief Executive Officer and other executive officers of the Company, (2) establishing the Company’s compensation policies and practices, and (3) administering the Company’s incentive compensation and stock plans. The Compensation Committee held three meetings during 2002.

Compensation of Directors

During 2002, each non-employee director of the Company received $1,500 for each meeting of the Board of Directors and $750 for each committee meeting attended, and an annual retainer of $6,000. Pursuant to the Company’s Directors’ Stock Plan, the Company may pay such fees in Common Stock. Each non-employee director also received non-qualified stock options to purchase 3,000 shares on February 15, 2002, at an exercise price of $29.25 per share. These options were exercisable immediately upon grant. The Company also reimburses non-employee directors for reasonable expenses incurred in attending Board meetings.

Directors who are also employees of the Company are not separately compensated for any services provided as a director.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Compensation Committee”), which consists of three independent directors, is responsible for determining the compensation and benefits of the executive officers of the Company. The Compensation Committee is also responsible for ensuring proper design and administration of the Company’s incentive compensation and stock plans, including the 1997 Omnibus Stock Plan (the “Omnibus Stock Plan”) and the Robinson Companies Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

Objectives and Philosophy

The Compensation Committee has adopted a compensation philosophy intended to achieve the following basic goals: (i) provide a level of total compensation necessary to attract and retain high quality executives; (ii) provide incentive compensation based on the alignment of corporate performance objectives and the interests of the stockholders; (iii) emphasize team performance; (iv) balance incentive compensation to achieve both short-term and long-term profitability and growth; and (v) encourage executives to make long-term career commitments to the Company and its stockholders.

The Compensation Committee reviews market data and assesses the Company’s competitive position in each of the three primary components of executive compensation: base salary, annual bonus and long-term incentive compensation. The following descriptions of the primary components of compensation contain additional detail regarding the Committee’s objectives and philosophy. The Compensation Committee does not allocate a fixed percentage to each of the three components. Compensation decisions regarding individual executives may also be based on factors such as individual performance, level of responsibility, unique skills of the executive and demands of the position.

Components of Compensation

Base salary.    Annual base salary is designed to compensate executives for sustained performance and is intended to provide a minimum level of guaranteed compensation. In 2002, base salary levels and annual increases for executive officers were determined based on an evaluation of the responsibilities of the position held and the experience of the particular individuals. During 2000, the Company eliminated its executive automobile program and increased base salaries to compensate for the elimination of an automobile allowance. The Committee believes that a significant percentage of total compensation should be variable and incentive based.

Bonus compensation.    The Company’s Management Bonus Plan pays cash bonuses to executives (including the executives named in the Summary Compensation Table below) when the Company achieves certain corporate financial performance objectives. The extent of an executive’s participation in the Management Bonus Plan is variable depending on the executive’s individual performance, position, and if the particular executive achieves certain objectives established on a prior year basis. The amount of such bonus increases in relation to the Company’s earnings, up to a determined maximum amount. The bonus column of the Summary Compensation Table below contains the annual incentive payments for 2002 for the Chief Executive Officer and each of the other named executive officers.

Long-Term Incentive Compensation.    Pursuant to the Omnibus Stock Plan, officers, other employees, trusts for the benefit of employees, consultants and eligible independent contractors of the Company may receive options to purchase Common Stock. The Omnibus Stock Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options that do not qualify for such treatment. The Omnibus Stock Plan also permits grants of stock appreciation rights, restricted stock and restricted stock unit awards, performance awards, dividend equivalents and other stock grants or other stock-based awards.

The Compensation Committee oversees the administration of the Omnibus Stock Plan and approves awards made under the Plan. A total of 9,000,000 shares of Common Stock are reserved for issuance under the Omnibus Stock Plan. The Omnibus Stock Plan will expire in 2007. In determining the persons to whom options and awards may be granted and the number of shares subject to each grant, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion may deem relevant. Non-employee directors may be granted nonqualified stock options to purchase shares of Common Stock on a periodic basis. The Board of Directors may amend or discontinue the Omnibus Stock Plan at any time. The Committee may not alter or impair any award granted under the Omnibus Stock Plan without the consent of the holder of the award except as otherwise provided in the Omnibus Stock Plan or any award agreement.

Stock options were granted to the named executive officers and all officers as a group, as described in the Summary Compensation Table below, during 2002.

During 2000, the Company adopted the Deferred Compensation Plan that provides to a select group of management and highly compensated employees the opportunity to defer a specified percentage or dollar amount of their base salary and/or cash incentive compensation. The plan may also permit participants to defer the delivery of shares of Company Common Stock representing the gain on the exercise of incentive stock options and nonqualified stock options. The Compensation Committee has limited deferral to non-qualified stock options. The Company may contribute other forms of compensation to an employee’s account and impose other restrictions under the plan. The Company’s obligations under this plan are unsecured general obligations of the Company to pay in the future the value of the deferred compensation adjusted to reflect the performance, whether positive or negative, of selected investment options, chosen by each participant, during the deferral period. A nonqualified grantor trust, commonly known as a “Rabbi Trust,” has been established to fund the Company’s obligations under the Deferred Compensation Plan. This trust prevents the Company from using these funds for general corporate purposes but still subjects these funds to the general creditors of the Company in cases of insolvency or bankruptcy.

The Compensation Committee oversees the administration of the Deferred Compensation Plan and approves participation under the Plan. The Compensation Committee may amend or discontinue the Deferred Compensation Plan at any time. Except as provided in the plan, the Compensation Committee may not alter or impair any benefits payable under the Deferred Compensation Plan without the consent of the participant.

Chief Executive Officer Performance Evaluation and Compensation

The determination of the Chief Executive Officer’s base salary, bonus and long-term incentive compensation for fiscal 2002 followed the policies set forth above for all executives’ compensation. The Compensation Committee annually conducts a separate performance evaluation in determining the Chief Executive Officer’s compensation. On February 22, 2002, the Company announced that John P. Wiehoff would be named Chief Executive Officer as of May 7, 2002, the date of the 2002 Annual Meeting. Following the transition, D.R. Verdoorn continued to serve as Chairman of the Board. Compensation for both Mr. Verdoorn and Mr. Wiehoff as Chief Executive Officer is described below.

Mr. Verdoorn had been Chief Executive Officer from 1977 until he retired in May of 2002. Mr. Verdoorn remains Chairman of the Board of Directors. His compensation for 2000-2002 is shown in the Summary Compensation Table below. During 2002, Mr. Verdoorn’s annual salary of $174,018 did not materially change from 2001. Due to his impending retirement, he did not receive other compensation during 2002.

Upon Mr. Verdoorn’s retirement in May of 2002, Mr. Wiehoff was named Chief Executive Officer. Mr. Wiehoff served as President of the Company since December 1999, and previously served as a Senior Vice President and Chief Financial Officer. His compensation for 2000-2002 is shown on the Summary Compensation Table below. During 2002, Mr. Wiehoff’s base salary was increased 0.83% over 2001 to $106,483. Mr. Wiehoff received a cash bonus pursuant to the Company’s Management Bonus Plan in the amount of $549,235 in recognition of favorable corporate performance, increased responsibility and individual performance. Mr. Wiehoff received 30,000 options to purchase common stock pursuant to the Omnibus Stock Plan in 2002. Pursuant to the authority granted to the Compensation Committee under the Nonqualified Deferred Compensation Plan and in accordance with the terms of the Omnibus Stock Plan, Mr. Wiehoff previously received 169,492 deferred shares of Company common stock in 2000. These deferred shares vest ratably over a period of fifteen (15) years provided he remains employed by the Company, and vesting will not be accelerated for any reason. These deferred shares are subject to other restrictions as defined in the Deferred Compensation Plan. The dividends paid on these shares have been used to purchase 1,917 shares of Company stock within the plan (967 of these shares during 2002), all of which are fully vested. In the Compensation Committee’s judgment, these cash awards, long-term incentive option awards and additional equity awards reflect Mr. Wiehoff’s importance and significant contribution to the Company’s success, and further align his interests with those of the stockholders.

Compensation Limitations

Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers to $1.0 million, unless the compensation qualifies as “performance-based compensation” under the Code. The Committee has reviewed the potential consequences for the Company of Section 162(m) and believes that this provision did not affect the deductibility of compensation paid to the Company’s executive officers in 2002, and is currently expected to have no impact in 2003. The Committee will continue to monitor this matter and may propose changes to the executive compensation program if warranted.

Wayne M. Fortun

Robert Ezrilov

Gerald A. Schwalbach

Members of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Fortun, Ezrilov and Schwalbach. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

Summary Compensation Table

The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 2002, 2001, and 2000, by the Company’s Chief Executive Officer and the four other most highly compensated executive officers.

Summary Compensation Table

	Fiscal Year	Annual Compensation		Long-Term Compensation Awards
		Salary (1)	Bonus (2)	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation (3)
D.R. Verdoorn Chairman of the Board and Chief Executive Officer (4)	2002 2001 2000	$174,018 174,017 181,647	$0 375,000 375,000	$0 0 0		$0 30,000 30,000	$0 8,500 8,500

John P. Wiehoff President and Chief Executive Officer (4)	2002 2001 2000	106,483 105,609 101,748	549,235 560,000 365,000	0 0 5,000,014	(5)	30,000 40,000 100,000	18,000 15,300 15,300

Barry W. Butzow Senior Vice President	2002 2001 2000	111,376 107,617 102,600	402,823 410,000 365,000	0 0 0		20,000 40,000 40,000	10,000 8,500 8,500

Gregory D. Goven Senior Vice President (6)	2002 2001 2000	106,400 106,400 102,113	362,823 410,000 365,000	0 0 0		20,000 40,000 40,000	14,200 15,300 8,500

Joseph J. Mulvehill Vice President, International	2002 2001 2000	95,913 95,913 92,113	256,817 260,000 235,000	0 0 0		10,000 16,000 16,000	18,000 15,300 13,600

Paul A. Radunz Vice President, Chief Information Officer (7)	2002 2001	250,913 93,329	103,206 36,538	0 0		15,000 20,000	0 0

(1)	Base salary plus amount paid as an automobile allowance (through July 31, 2000) and other de minimis benefits.
(2)	The Company pays bonuses to executives when the Company achieves certain corporate performance objectives and the particular executive achieves certain objectives established on a prior year basis.
(3)	Contributions to the Robinson Companies Retirement Plan.
(4)	Mr. Verdoorn retired as Chief Executive Officer on May 7, 2002, and was replaced by Mr. Wiehoff.
(5)	Represents 169,492 deferred shares granted to Mr. Wiehoff on December 21, 2000, having a then current value of $5,000,014. These deferred shares vest ratably over a period of fifteen (15) years from the date of grant provided he remains employed by the Company, and vesting will not be accelerated for any reason. These deferred shares are subject to other restrictions as defined in the Deferred Compensation Plan. (See “Compensation Committee Report on Executive Compensation.”)
(6)	Mr. Goven retired as Senior Vice President in December 2002.
(7)	Mr. Radunz joined the Company in October 2001.

Stock Options

The following tables summarize (i) stock options granted to the executive officers named in the Summary Compensation Table above during the year ended December 31, 2002 and (ii) the value of all options held by such persons at December 31, 2002. No options held by such executive officers were exercised during the 2002 fiscal year.

Option Grants in Fiscal Year 2002

	Individual Grants (1)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5%	10%
D.R. Verdoorn	—	—	—	—	—	—
John P. Wiehoff	30,000	3.74%	$29.25	2/15/12	$551,855	$1,398,509
Barry W. Butzow	20,000	2.49	29.25	2/15/12	367,903	932,339
Gregory D. Goven	20,000	2.49	29.25	2/15/12	367,903	932,339
Joseph J. Mulvehill	10,000	1.25	29.25	2/15/12	183,952	466,170
Paul A. Radunz	15,000	1.87	29.25	2/15/12	275,928	699,255

(1)	The options shown in this table are incentive stock options to the extent they qualify under IRS regulations and are granted pursuant to the Company’s Omnibus Stock Plan. The options have 10-year terms and become exercisable in four equal cumulative annual installments beginning on February 15, 2004.
(2)	During 2002, the Company granted options for an aggregate of 803,050 shares of Common Stock to employees, including the named executive officers.
(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company’s estimate or projection of the Company’s future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company’s Common Stock from the fair value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

Aggregated Value of Options Held at December 31, 2002

	Number of Unexercised Options Held at December 31, 2002		Value of Unexercised In-the-Money Options Held at December 31, 2002 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
D.R. Verdoorn	48,718	67,500	$942,546	$619,331
John P. Wiehoff	71,218	165,000	1,255,540	1,372,750
Barry W. Butzow	56,218	110,000	1,062,715	864,775
Gregory D. Goven	56,218	110,000	1,062,715	864,775
Joseph J. Mulvehill	20,000	46,000	369,870	349,810
Paul A. Radunz	0	35,000	0	93,250

(1)	“Value” has been determined based on the difference between the last sale price of the Company’s Common Stock as reported by The Nasdaq National Market on December 31, 2002 ($31.20) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

Robinson Companies Nonqualified Deferred Compensation Plan

During 2000, the Company adopted the Deferred Compensation Plan, which is available to a select group of highly compensated employees. The Deferred Compensation Plan permits participants to defer base salary and/or cash incentive compensation in accordance with the terms of the Deferred Compensation Plan. The Deferred Compensation Plan may also permit participants to defer the delivery of shares of Company Common Stock representing the gain on the exercise of incentive stock options and nonqualified stock options in accordance with the terms of the Deferred Compensation Plan. The amount of compensation and/or stock representing the gain on the exercise of options to be deferred by each participant will be based on elections by each participant under the terms of the Deferred Compensation Plan.

In connection with the Deferred Compensation Plan, the Company has created a non-qualified grantor trust (the “Trust”), commonly known as a “Rabbi Trust.” The assets of the Trust will be used to pay benefits. The assets of the Trust are subject to the claims of general creditors of the Company in cases of insolvency and bankruptcy. As a result, the deferred compensation obligations will be unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan, and will rank equally with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

The amounts of base salary, cash incentive compensation and option gain deferred by a participant (a “Deferral”) will be credited with earnings and investment gains and losses by assuming that the Deferral was invested in one or more index funds selected by the participant in accordance with the terms of the Deferred Compensation Plan. The index funds include various mutual funds, with different degrees of risk, and a stock fund whose return reflects the return on the Company’s Common Stock.

The Compensation Committee administers the Deferred Compensation Plan and approves participation thereunder. The Compensation Committee may amend or discontinue the Deferred Compensation Plan at any time. Except as provided in the plan, the Compensation Committee may not alter or impair any benefits payable under the Deferred Compensation Plan without the consent of the participant. Pursuant to the authority granted to the Compensation Committee under the Deferred Compensation Plan and in accordance with the terms of the Omnibus Stock Plan, John P. Wiehoff received 169,492 deferred shares of Company Common Stock in December 2000. These deferred shares vest ratably over a period of fifteen (15) years from the date of grant provided he remains employed by the Company, and vesting will not be accelerated on account of death, disability, change in control or any other reason. In 2002, 11,299 shares of the original grant became vested. These deferred shares are subject to other restrictions as defined in the Deferred Compensation Plan. The dividends on these shares have been used to purchase 1,917 shares of Company common stock (967 of these shares during 2002), all of which are fully vested.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for the Company’s Common Stock, the Standard & Poor’s 500 Composite Stock Index and the Nasdaq Trucking & Transportation Index through December 31, 2002, assuming the investment of $100 on December 31, 1997 (the end of the first fiscal year in which the Common Stock began trading) and the reinvestment of dividends. During 2000, the Company was added to Standard & Poor’s MidCap 400 Stock Index, and the Company has decided to show the comparison of the Company’s performance against that index as well. The Company has recently also been added to the Nasdaq 100 Index.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
C.H. Robinson Worldwide, Inc.	$100	$117	$181	$289	$267	$291
Standard & Poor’s 500 Composite Stock Index	100	129	156	141	125	97
Standard & Poor’s MidCap 400 Stock Index	100	119	137	161	160	136
Nasdaq Trucking & Transportation Index	100	90	86	78	93	94

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

The Company has made loans to its officers from time to time. All such loans typically require that the officer pay interest on an annual basis at the prime rate. Paul Radunz, an executive officer of the Company, received a loan from the Company during 2001 to cover relocation expenses until the sale of his home. The largest amount of the loan during the period of January 1, 2002 through December 31, 2002 was $214,000, and the loan was repaid in full on March 25, 2002. No interest rate was charged on this loan. Future loans to executive officers will be subject to the restrictions of the Sarbanes-Oxley Act of 2002.

Other than as described in this Proxy Statement, no director or executive officer of the Company was indebted to the Company during the year ended December 31, 2002 for any amount in excess of $60,000, and except as described above, there were no related party transactions among the Company and its executive officers, directors and the holders of more than 5% of the outstanding shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 21, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading “Executive Compensation” above and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Shares
FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	6,328,324	7.48%
Franklin Resources, Inc. (3) One Franklin Parkway San Mateo, CA 94403-1906	4,341,954	5.13%
Kayne Anderson Rudnick Investment Management LLC (4) 1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067	4,111,180	4.86%
D.R. Verdoorn (5)	4,615,921	5.46%
Barry W. Butzow (6)	1,269,342	1.50%
Gregory D. Goven (7)	943,726	1.12%
Joseph J. Mulvehill (8)	533,088	*
John P. Wiehoff (9)	450,382	*
Robert Ezrilov (10)	128,692	*
Gerald A. Schwalbach (11)	83,773	*
Wayne M. Fortun (12)	11,796	*
Brian P. Short (13)	9,557	*
Paul A. Radunz	0	*
All executive officers and directors as a group (22 persons)	9,906,967	11.72%

*Less	than 1%
(1)

Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the “Commission”), and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 21, 2003 (“Currently Exercisable Options”) are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2)	Disclosure is made in reliance upon a statement on Schedule 13G/A, dated as of February 14, 2003, filed with the Securities and Exchange Commission.
(3)	Disclosure is made in reliance upon a statement on Schedule 13G/A, dated as of February 12, 2003, filed with the Securities and Exchange Commission. In such statement, Franklin Resources, Inc. indicated that it is the beneficial owner of 4,341,954 shares of Common Stock, and that the securities are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Such statement further indicated that Franklin Advisers, Inc. has sole voting power and sole dispositive power with respect to 3,933,400 shares, Franklin Private Client Group, Inc. has sole dispositive power with respect to 407,054 shares, and Fiduciary Trust Company International has sole dispositive power with respect to 1,500 shares.
(4)	Disclosure is made in reliance upon a statement on Schedule 13G/A, dated as of January 20, 2003, filed with the Securities and Exchange Commission.
(5)	Mr. Verdoorn’s address is 8100 Mitchell Road, Eden Prairie, Minnesota 55344. Includes 1,000,956 shares owned by Mr. Verdoorn’s spouse, and 240,000 shares owned by trusts over which he exercises voting and investment power. Also includes 71,218 shares issuable upon exercise of outstanding options.
(6)	Includes 86,218 shares issuable upon exercise of outstanding options.
(7)	Includes 54,672 shares owned by Mr. Goven’s spouse and a child living at home, and 349,153 shares owned by a trust over which he exercises voting and investment power. Also includes 86,218 shares issuable upon exercise of outstanding options.
(8)	Includes 22,732 shares owned by Mr. Mulvehill’s spouse. Also includes 32,000 shares issuable upon exercise of outstanding options.
(9)	Includes 29,754 shares owned by Mr. Wiehoff’s spouse and children, and includes 107,641 shares issuable upon exercise of outstanding options. Also includes 169,492 restricted shares. These restricted shares vest ratably over a period of fifteen (15) years from the date of grant provided he remains employed by the Company, and vesting will not be accelerated for any reason. These deferred shares are subject to other restrictions as defined in the Deferred Compensation Plan. The dividends on these shares were used to purchase 1,917 shares of Company common stock, which are fully vested. Such deferred shares have been placed in a non-qualified grantor trust for Mr. Wiehoff’s benefit. Mr. Wiehoff has the right to advise the trustee on how to vote such shares, but does not have dispositive power with respect to such shares.
(10)	Includes 29,000 shares issuable upon exercise of outstanding options.
(11)	Includes 23,000 shares issuable upon exercise of outstanding options.

(12) Includes 11,000 shares issuable upon exercise of outstanding options.

(13) Includes 5,000 shares issuable upon exercise of outstanding options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with, except that (1) initial statements of beneficial ownership on Form 3 were not timely filed for either of Messrs. Butts or Satterlee upon their appointments as executive officers, but such reports were subsequently filed, (2) a statement of change of beneficial ownership on Form 4 submitted for filing by Looe Baker, a former director of the Company, to reflect sales of 75,000 shares in March 2002, was returned by the SEC requesting a more legible form and as a result was not timely filed, but such sales were subsequently reported, (3) a statement of change of beneficial ownership on Form 4 submitted for filing by Mr. Verdoorn for sales occurring in February 2002 did not include the sales of 32,500 shares, but such sales were subsequently reported by amendment to the original form, (4) a statement of change of beneficial ownership on Form 4 was not timely filed by Mr. Mulvehill to reflect the sale of 4,100 shares in August 2002, but such sale was subsequently reported, and (5) statements of change of beneficial ownership on Form 4 were not timely filed by Messrs. Ezrilov, Schwalbach, Fortun and Short to reflect the granting of 231, 231, 231, and 48 shares, respectively, by the Company in lieu of fees for attending Board and committee meetings subsequent to August 29, 2002 and through December 31, 2002, pursuant to the Company’s Directors’ Stock Plan, but such acquisitions were subsequently reported.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the amended and restated charter approved on March 24, 2003 is attached to this Proxy Statement. The Audit Committee of the Company’s Board of Directors is composed of the following nonemployee directors: Gerald A. Schwalbach, Robert Ezrilov and Wayne M. Fortun. The Board of Directors has reviewed the status of each of the members of its Audit Committee and has confirmed that Messrs. Schwalbach, Ezrilov and Fortun meet the independence requirements of the current Nasdaq listing standards that apply to Audit Committee members.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to hire, monitor and oversee the independent auditors.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent auditors for the fiscal year ending December 31, 2002. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. The Audit Committee also considered whether the provision of any nonaudit services was compatible with maintaining the independence of Deloitte & Touche LLP as the Company’s independent auditors.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Gerald A. Schwalbach

Robert Ezrilov

Wayne M. Fortun

The Members of the Audit Committee

of the Board of Directors

PROPOSAL TWO: SELECTION OF INDEPENDENT AUDITORS

On June 18, 2002, the Company dismissed Arthur Andersen LLP as its independent auditors and engaged Deloitte & Touche LLP to serve as its independent auditors for fiscal 2002. The decision to change independent auditors was recommended by the Audit Committee and approved by the Board of Directors.

Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the fiscal years ended 2001, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended 2001, 2000 and 1999 and through June 18, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached to its Annual Report on Form 10-K for the year ended December 31, 2002, as exhibit 16.1, is a copy of Arthur Andersen’s letter, dated June 18, 2002, stating its agreement with such statements.

During the fiscal years ended 2001 and 2000 and through the date of its decision, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee has selected Deloitte & Touche LLP as independent public auditors for the Company for the fiscal year ending December 31, 2003. A proposal to ratify the appointment of Deloitte & Touche LLP will be presented at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders. If the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee is not obligated to appoint other accountants, but the Audit Committee will give consideration to such unfavorable vote.

Audit Fees

Audit fees billed to the Company by Deloitte & Touche LLP for review of the Company’s financial statements for the fiscal year ended December 31, 2002 and the financial statements included in the Company’s quarterly reports on Form 10-Q for the last fiscal year totaled $383,100.

Financial Information Systems Design and Implementation Fees

The Company has never engaged Deloitte & Touche LLP to provide advice to the Company regarding financial information systems design and implementation.

All Other Fees

Fees billed to the Company by Deloitte & Touche LLP for all other nonaudit services rendered to the Company during 2002 totaled $108,868, of which $37,689 were for services associated with tax preparation and compliance and $71,179 were for services associated with tax research and planning.

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors.

SOLICITATION OF PROXIES

The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company’s stockholders.

SUBMITTING PROXIES AND VOTING INSTRUCTIONS BY PHONE OR INTERNET

If you are a registered stockholder (you hold your stock in your own name), you may submit a proxy by touch-tone telephone or via the Internet. If you are a beneficial stockholder (you hold your shares through a nominee, such as a broker), your nominee can advise you whether you will be able to submit voting instructions by telephone or via the Internet. Procedures to submit proxies or voting instructions by telephone or the Internet are designed to authenticate stockholder identities, to allow stockholders to submit their proxies or voting instructions and to confirm that such proxies or voting instructions have been properly recorded.

If you are a registered stockholder residing in the United States, you may submit your proxy by touch-tone telephone by following the “Vote by Phone” instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card. Proxies must be received by the deadline set forth on the proxy card you receive. The giving of such proxy will not affect the right to vote in person, should you decide to attend the Annual Meeting.

PROPOSALS FOR THE 2004 ANNUAL MEETING

Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 2004 Annual Meeting of Stockholders and to be included in the Company’s proxy statement must be received at the Company’s executive offices, 8100 Mitchell Road, Eden Prairie, Minnesota 55344, no later than the close of business on December 6, 2003. Proposals should be sent to the attention of the Secretary. Pursuant to the Company’s Bylaws, in order for business to be properly brought before the 2004 Annual Meeting of Stockholders by a stockholder, the stockholder must give written notice of such stockholder’s intent to bring a matter before the annual meeting no later than February 6, 2004. Each such notice should be sent to the attention of the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company’s Bylaws. The Company intends to exercise its discretionary authority with respect to any matter not properly presented by such date.

GENERAL

The Company’s Annual Report for the fiscal year ended December 31, 2002 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

The information set forth in this Proxy Statement under the caption “Compensation Committee Report on Executive Compensation,” “Performance Graph” and “Audit Committee Report” shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, and (ii) ”soliciting material” or to be “filed” with the SEC.

By Order of the Board of Directors

Owen P. Gleason

Secretary

April 4, 2003

EXHIBIT A

C.H. ROBINSON WORLDWIDE, INC.

Audit Committee Charter

(as amended and restated effective March 24, 2003)

Organization

There shall be a committee of the board of directors to be known as the audit committee (the “Audit Committee”). The Audit Committee shall be composed of three or more directors as determined by the board, each of whom shall be independent of the management of the company, and free of any relationship that, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment as a committee member. Members of the Audit Committee shall meet the independence and experience requirements of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”) (as such requirements may be modified or supplemented from time to time). All members of the Audit Committee shall have an understanding of finance and accounting sufficient to be able to read and understand financial statements at the time of their appointment to the Audit Committee. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet periodically with management, the manager of business controls and the internal auditors, and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee may request any officer or employee of the company or the company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. A member of management, normally the company’s Secretary, may be appointed by the Audit Committee to serve as non-voting Secretary to the Audit Committee.

Statement of Policy

The Audit Committee shall provide assistance to the board of directors in fulfilling their oversight responsibilities relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. The Audit Committee, on behalf of the board of directors, will be responsible for the independent external audit of the company’s financial reports. In so doing, it is the responsibility of the Audit Committee to establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the company’s employees, regarding accounting, internal controls or auditing matters, and maintain free and open means of communication among the directors, the independent auditors, the internal auditors, and the financial management of the company.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as officers and employees of the company. The Audit Committee has the authority to retain, at the company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Audit Committee, to the company’s independent auditors in connection with the issuance of its audit report, or to any consultants or experts employed by the Audit Committee.

Responsibilities

The policies and procedures of the Audit Committee shall remain flexible, in order to best react to changing conditions and ensure to the directors and stockholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

1.	Accounting and Reporting

•	Review the company’s annual audited financial statements prior to filing or release

•	As part of that review, discuss with management and the independent auditors and assess the following:

–	significant accounting and reporting issues, critical accounting estimates and underlying judgments

–	nature and substance of significant accruals, reserves and other estimates

–	proposals by management to establish or change significant accounting policies and practices

–	significant risks or exposures and assess the steps management has taken to minimize such risk

–	appropriateness of management’s discussion and analysis of operations in SEC filings and consistency with financial statements

–	the impact of proposed FASB/SEC and any other accounting pronouncements for their potential impact on the company

–	the income tax status of the company

–	accounting and reporting management of the company, including the depth and succession plan of the financial management team

–	internal controls of the company

–	any auditor report to the Audit Committee required under the rules of the SEC (as may be modified or supplemented from time to time)

•	Based on such review, determine whether to recommend to the Board the annual audited financial statements be included in the company’s Annual Report filed under the rules of the SEC

•	Review with management and the independent auditors, the interim financial results that are filed with the SEC or other regulators

•	Discuss with management the company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made)

•	Review with management legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators

•	Review and recommend approval of the annual budget to the Board of Directors

•	Annually prepare a report to stockholders as required by the SEC to be included in the company’s annual proxy statement

2.	Independent External Audit

•	Have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee

•	Review and assess the independence and objectivity of independent auditors

•	Review, understand and approve the scope of external audit, the overall audit approach and the key audit risk considerations

•	Pre-approve all non-audit services performed by the independent auditors. The Audit Committee may designate a member of the Audit Committee to represent the entire Audit Committee for purposes of approval of non-audit services, subject to review by the full Audit Committee at the next regularly scheduled meeting. The company’s independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the SEC

•	Review with management and the independent auditors at the completion of the annual examination:

–	any significant changes required in the audit plan

–	any serious difficulties or disputes with management encountered during the course of the audit

–	any unrecorded audit adjustments

–	auditor observations about the corporate control environment and overall fairness of the annual financial statements

–	other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards

3.	Internal Audit

•	Review the budget, scope and plans of the internal audit function

•	Review the appointment, performance and replacement of the manager of business controls

•	Coordinate the scope and objectives of the internal audit function with those of the external audit

•	Review all findings of any completed internal audit projects

•	Consider and review with management and the manager of business controls:

–	significant findings during the year and management’s responses thereto

–	any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information

–	any changes required in the planned scope of their audit plan

4.	Other

•	Review and approve all related-party transactions

•	Review all significant information systems initiatives for their impact on the internal control environment and financial reporting accuracy

•	Review of the risk management status of the company on an annual basis

•	Monitor the company’s Code of Conduct practices and the Conflicts of Interest Program conducted by the Corporate General Counsel as part of the Foreign Corrupt Practices Act

•	Report to the full board of directors on any financial matters requested and make recommendations as the Audit Committee deems appropriate

•	Conduct or authorize investigations into any matters within their scope of responsibilities

•	Retain independent counsel, accountants, or others to assist it in the conduct of any investigation, as appropriate

•	Establish procedures for the receipt, retention, and treatment of complaints, including confidential and anonymous submissions, received by the company or the audit committee regarding accounting, internal accounting controls, or auditing matters

•	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the board for approval, and submit this Charter to the board of directors for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the SEC and Nasdaq

•	Review the Audit Committee’s own performance

•	Perform such other functions as assigned by law, the company’s charter or bylaws, or the board of directors

C.H. ROBINSON WORLDWIDE, INC.

8100 Mitchell Road

Eden Prairie, MN 55344

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 6, 2003

9:00 a.m., Central Daylight Savings Time

C.H. Robinson Worldwide, Inc. 8100 Mitchell Road, Eden Prairie, Minnesota 55344	Proxy

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints D.R. Verdoorn and Owen P. Gleason, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of C.H. Robinson Worldwide, Inc. to be held in the corporate offices of C.H. Robinson Worldwide, Inc., 8100 Mitchell Road, Eden Prairie, Minnesota on the 6th day of May, 2003, at 9:00 a.m. C.D.T. and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement, and in their discretion upon any other matters that may properly come before said meeting.

This Proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of each of the director nominees listed under Proposal 1 and FOR Proposal 2. The tabulator cannot vote your shares unless you sign and return this proxy card.

See reverse for voting instructions.

COMPANY # CONTROL #

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Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11 a.m. (CT) on May 5, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
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•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò  Please detach here  ò

Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors’

recommendations. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	Election of Directors:	01 John P. Wiehoff 02 Gerald A. Schwalbach	☐ FOR all nominees (except as marked)	☐ WITHHOLD AUTHORITY to vote from all nominees

(Instruction: To withhold authority to vote for one or more individual nominees, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the selection of Deloitte & Touche LLP as Independent Auditors.		☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

Address Change? Mark Box Indicate changes below:			Dated: , 2003

Signature(s) in Box

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee of guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.